10,000,000 Units

SECURE AMERICA ACQUISITION CORPORATION

UNDERWRITING AGREEMENT

___________, 2007

SunTrust Robinson Humphrey, Inc.,
   As Representative of the Several Underwriters
3333 Peachtree Road, NE
Atlanta, GA 30326

Ladies and Gentlemen:

Secure America Acquisition Corporation, a Delaware corporation (the “Company”), proposes to sell to the several underwriters named on Schedule I hereto for which SunTrust Robinson Humphrey, Inc. is acting as representative (in such capacity, the “Representative”) an aggregate of 10,000,000 units (the “Firm Units”), with each unit consisting of one share (collectively, the “Unit Shares”) of the Company’s common stock, $.0001 par value (the “Common Stock”), and one warrant (collectively, the “Warrants”) to purchase Common Stock (the “Firm Units”). The Company also proposes to sell, at the Underwriters’ option, an aggregate of up to 1,500,000 additional units of the Company (the “Option Units” and, together with the Firm Units, the “Units”) as set forth below. The terms of the Warrants are provided for in the form of the Warrant Agreement (defined herein). The Units, the Unit Shares, the Warrants and the Common Stock underlying the Warrants (the “Warrant Shares,” and, together with the Unit Shares, the “Shares”) are herein collectively called the “Securities.”

The Unit Shares and the Warrants will not be separately tradeable until the ninetieth day following the date of the Prospectus (as hereinafter defined) unless the Representative determines that an earlier date is acceptable, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering and the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Form 8-K or similar form by the Company which includes such balance sheet and (b) the Company issuing a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one Warrant Share for $6.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year after the date of effectiveness (the “Effective Date”) of the Registration Statement (as hereinafter defined) under the Act (as hereinafter defined) and terminating on the four-year anniversary of the Effective Date. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean the Company’s initial acquisition, or acquisition of control, of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination in the homeland security industry.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company (the “Trustee”), as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds of the offering of the Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company and holders of the Firm Units and the Option Units, if and when issued.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants with Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which the Warrant Agent will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants and the Private Placement Warrants (as hereinafter defined).

The Company has entered into Subscription Agreements, dated as of _________, 2007 (the “Subscription Agreements”), with Secure America Acquisition Holdings, LLC (“SAAH”), Asa Hutchinson, Philip A. McNeill, S. Kent Rockwell, Mark A. Frantz and Brian C. Griffin (the “Initial Stockholders”), pursuant to which the Initial Stockholders have purchased an aggregate of 2,500,000 shares of Common Stock (the “Founder Shares”) at an aggregate price of $25,000.

The Company has entered into a Warrant Purchase Agreement, dated as of ________, 2007, with SAAH (the “Warrant Purchase Agreement”), pursuant to which SAAH has agreed to purchase an aggregate of 1,525,000 Warrants (the “Private Placement Warrants”) for a price per Warrant of $1.00, for a total of $1,525,000, in a private placement to be completed prior to the offering of the Units (the “Private Placement”). The Private Placement Warrants possess terms identical to the Warrants except with respect to the exercise thereof and certain transfer restrictions applicable thereto, as set forth in the Warrant Purchase Agreement.

The Company has entered into an agreement (the “Services Agreement”), dated as of the date hereof, with Homeland Security Capital Corporation (“HSCC”), an affiliate of the Company’s Chairman, pursuant to which the Company will pay an aggregate monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support, for a period of up to twenty-four (24) months following the Effective Date, terminating upon the completion of a Business Combination.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants and the Common Stock underlying the Private Placement Warrants.

The Company has caused to be duly executed and delivered letters by each Initial Stockholder and each of the Company’s directors, officers and special advisors, filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time, the “Insider Letters”), pursuant to which each of the Initial Stockholders and each of the Company’s directors, officers and special advisors agrees to certain matters, including but not limited to, certain matters relating to the voting of shares of Common Stock owned by them, if any, and certain other matters described as being agreed to by them under the “Proposed Business” section of the Statutory Prospectus (as defined below) and the Prospectus.

The Company has entered into, and has caused to be duly executed and delivered by each Initial Stockholder, a Stock Escrow Agreement, dated as of the date hereof, with the Trustee, as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Stock Escrow Agreement”), pursuant to which the Founder Shares will be deposited and held in trust.

The Company has entered into, and has caused to be duly executed and delivered by SAAH, a Warrant Escrow Agreement, dated as of the date hereof, with the Trustee, as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Escrow Agreement”), pursuant to which the Private Placement Warrants will be deposited and held in trust.

1.  Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)  A registration statement on Form S-1 (File No. 333-144028) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters. The Company has filed with the Commission a Form 8-A (File Number 001-____) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities, which registration is effective on the date hereof.

(b)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (each such term as defined below), as the case may be, the Statutory Prospectus (as defined below) and the information included in Schedule II hereto (collectively, the “General Disclosure Package”) did not and will not include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

(i)  “Applicable Time” means ______ [a/p]m (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

(ii)  “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to such time.

(c)  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any of the Underwriters, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

(d)  The Units, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Securities or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or is contemplated or threatened by the Commission.

(e)  The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus is true and correct. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The certificates for the Securities are in valid, sufficient and proper form.

(f)  The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform, to the extent described therein, in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, Statutory Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus), and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Transactions,” “Description of Securities” and “Legal Matters” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification. The Company has no subsidiaries, direct or indirect.

(h)  All issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act, the applicable state securities and Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for securities, and, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(i)  The Units have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued. The holders of such Units are not and will not be subject to personal liability by reason of being such holders; such Units are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Units (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(j)  The Unit Shares have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such Unit Shares are not and will not be subject to personal liability by reason of being such holders; such Unit Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(k)  The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Underwriters pursuant to this Agreement, will be duly authorized, duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(l)  The Warrant Shares have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Warrant Shares are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(m)  Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company, or any rights exercisable for or convertible or exchangeable into securities of the Company, have the right to require the Company to register any such securities under the Act or to include any such securities in a registration statement to be filed by the Company.

(n)  Except as set forth in the Registration Statement and the Prospectus, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its date of incorporation through and including the date hereof.

(o)  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(p)  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(q)  The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r)  The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s)  The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and SAAH, and is a valid and binding agreement of the Company and SAAH, enforceable against the Company and SAAH in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The entire $1,525,000 of proceeds from the sale of the Private Placement Warrants has been deposited in the Trust Account in accordance with the terms of the Warrant Purchase Agreement.

(t)  Each Subscription Agreement has been duly authorized, executed and delivered by the Company and the respective Initial Stockholder, and is a valid and binding agreement of the Company and the respective Initial Stockholder, enforceable against the Company and such Initial Stockholder in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u)  The Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w)  Each of the Insider Letters has been duly authorized, executed and delivered by each of the individuals party thereto and is a valid and binding agreement of each of such parties, enforceable against each of them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x)  The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The Company does not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(y)  Goldstein Golub Kessler LLP (“GGK”), who has certified the financial statements that are filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). GGK has not, during the periods covered by the financial statements included in the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(z)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)  The Company has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described or described in the Registration Statement and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement and the Prospectus. The Company occupies its leased properties under valid and binding leases.

(bb)  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities. The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(cc)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as each may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement and the Prospectus.

(dd)  There is no action, suit, claim or proceeding pending, or to the knowledge of the Company threatened, against the Company or, pending, or to the knowledge of the Company threatened, against any of the Company’s stockholders immediately prior to the offering of the Units, before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement and the Prospectus.

(ee)  The Company is not, nor with the giving of notice or lapse of time or both, will it be, (i) in violation of its certificate of incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), bylaws, as amended and in effect on the date hereof (the “Bylaws”), or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default could reasonably be expected to have a Material Adverse Effect.

(ff)  The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit.

(gg)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreements, the Warrant Purchase Agreement, the Registration Rights Agreement, the Services Agreement and the Insider Letters and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority ("FINRA"), or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(hh)  There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the “Sarbanes-Oxley Act”). The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(ii)  The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chairman and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(jj)  There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, (a) Part 8 of the American Stock Exchange’s “AMEX Company Guide,” as amended and (b) all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.

(kk)  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ll)  Neither the Company nor any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)  None of the Company, the Initial Stockholders or, to the knowledge of the Company, any officer or director of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(nn)  None of the Company, the Initial Stockholders, or, to the knowledge of the Company, any director or officer of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company has conducted its businesses in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)  No relationship, direct or indirect, exists between or among any of the Company and any director, officer, shareholder, special advisor, customer or supplier of the Company which is required by the Act or the Exchange Act to be described in the Registration Statement or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(pp)  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(qq)  Neither the Company nor any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(rr)  The Company is not nor, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will the Company be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(ss)  The Initial Stockholders have waived any and all rights and claims they may have with respect to the Founder Shares to participate in any distributions occurring upon the Company’s failure to consummate a Business Combination.

(tt)  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus and the Prospectus.

(uu)  There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(vv)  The Company has not offered, or caused the Underwriters or their affiliates to offer, Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ww)  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Subscription Agreements, the Warrant Purchase Agreement, the Registration Rights Agreement and the Services Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

(xx)  To the knowledge of the Company, all information contained in the questionnaires completed by the Initial Stockholders and the directors, officer and special advisors and provided to the Representative as an exhibit to his or her Insider Letter is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder, director, officer and special advisor to become inaccurate and incorrect in any material respect.

(yy)  Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Initial Stockholder that may affect the Underwriters’ compensation, as determined by the FINRA.

(zz)  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 12 months prior to the Effective Date.

(aaa)  None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein or except as may be paid in connection with an initial Business Combination and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like.

(bbb)  Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative if it learns that any officer or director is or becomes an affiliate or associated person of an FINRA member participating in the offering.

(ccc)  Upon delivery and payment for the Firm Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(ddd)  Except as disclosed in the Registration Statement and the Prospectus, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially adversely affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(eee)  The Company does not have any specific Business Combination under consideration and the Company has not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

(fff)   The Company has not prepared or used an Issuer Free Writing Prospectus, as such term is defined in Rule 433 under the Act in connection with the offering of the Units.

2.  Purchase, Sale and Delivery of the Firm Units.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the several Underwriters and the Underwriters agree severally and not jointly, to purchase, at a price of $7.68 per unit (including $0.24 per Firm Unit to be held in the Trust Account as deferred discount and commissions (the “Deferred Underwriting Discount”), the number of Firm Units set forth on Schedule I subject to adjustments in accordance with Section 13 hereof.

(b)  Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York (“DTC”) at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the Registration Statement is declared effective after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) Payment for the Firm Units shall be made as follows: $73,675,000 of the proceeds received by the Company for the Firm Units, together with $2,400,000 of Deferred Underwriting Discount shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and the remaining $725,000 of the proceeds received by the Company for the Firm Units shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of DTC) for the several accounts of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery at least one full business day prior to the Closing Date.

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Units at the price per unit as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and/or (ii) only once thereafter within 45 days after the date of this Agreement, by the Representative, to the Company setting forth the number of Option Units as to which the Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC drawn to the order of the Company. Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $7.68 per Option Unit sold shall be deposited in the Trust Account pursuant to the Trust Agreement (including $0.24 per Option Unit to be held in the Trust Account as Deferred Underwriting Discount) upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Units sold (or through the facilities of DTC) for the several accounts of the Underwriters.

3.  Offering by the Underwriters.

It is understood that the Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus.

4.  Covenants of the Company.

The Company covenants and agrees with each of the Underwriters that:

(a)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A and 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters.

(b)  The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(c)  The Company will cooperate with the Underwriters in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(d)  The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative, at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(e)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by the Underwriters or any dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(f)  If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(g)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representative in writing when such statement has been so made available.

(h)  Prior to the Closing Date, the Company will furnish to the Representative, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(i)  The Company shall, on the date hereof, retain its registered independent certified public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the sale of the Underwritten Securities. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(c) hereof, the Company shall immediately file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(j)  For a period of at least five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged registered independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters of each year prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(k)  The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on the Business Combination.

(l)  The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange. For a period of at least five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Common Stock and Warrants under the Exchange Act without the prior written consent of the Representative.

(m)  The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(n)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(q)  In no event will the fees payable under the Services Agreement be more than $7,500 per month in the aggregate.

(r)  Except as set forth in this paragraph 4(r), the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

(s)  The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Securities outstanding from time to time.

(t)  As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u)  The Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions necessary to comply with any provision of (i) Part 8 of the AMEX Company Guide and (b) all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide.

(v)  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation, as amended, or Bylaws, as amended.

(w)  Prior to the consummation of a Business Combination or the liquidation of the Trust Account, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(x)  The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination.

(y)  The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for its initial Business Combination (“Target Business”) or obtaining the services of any vendor or service provider or other entity, it will use its best efforts to cause the Target Business or vendor or service provider or other entity with which the Company executes an agreement to execute a waiver letter in the form attached hereto as Exhibit A.

(z)  Upon the consummation of the initial Business Combination, the Company will pay to the Underwriter the Deferred Underwriting Discount, less $0.24 per share held by holders of the Common Stock issued as part of the Units in this offering (“IPO Shares”) who exercised their conversion rights. Payment of the Deferred Underwriting Discount will be made out of the proceeds of this offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Underwriting Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the Deferred Underwriting Discount will not be paid to the Underwriters and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Underwriting Discount, including any accrued interest thereon.

(aa)  In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the FINRA and the Representative prior to the consummation of the Business Combination: (i) complete details of all such services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 2710 of the FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

5.  Costs and Expenses.

(a)  The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the American Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives, but not the Representative or its representatives, in connection with “road show” presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b)  If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 10(a)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriters, the Company shall reimburse the Underwriters for reasonable documented out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by it of the Units.

6.  Conditions of Obligations of the Underwriters.

The obligation of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 424, 430A, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued which would prevent the issuance of the Units.

(b)  The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

(i)  The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease, as the case may be, its property and to conduct the business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform this Agreement, the Trust Agreement and the Warrant Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the conduct of its business requires such qualifications.

(ii)  Each of this Agreement, the Warrant Agreement, the Warrants, the Private Placement Warrants, the Registration Rights Agreement, the Warrant Purchase Agreement, the Subscription Agreements, the Stock Escrow Agreement, the Warrant Escrow Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Company.

(iii)  The authorized and outstanding capital stock of the Company is as set forth in the Statutory Prospectus and the Prospectus. The offers and sales of the outstanding Common Stock and the Private Placement Warrants were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements. All issued and outstanding shares of Common Stock of the Company are duly authorized, have been validly issued and are fully paid and non-assessable.

(iv)  The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company.

(v)  The Common Stock included in the Firm Units has been duly authorized and, when issued and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrants and the Private Placement Warrants have been duly authorized and, when issued and paid for pursuant to the Warrants or the Private Placement Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

(vi)  The Warrants, when issued and paid for by the Underwriters pursuant to this Agreement, and the Private Placement Warrants, when issued and paid for pursuant to the Warrant Purchase Agreement, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and will be enforceable against the Company in accordance with their terms subject to customary exceptions. The form of certificate representing the Common Stock filed as an exhibit to the Registration Statement is in due and proper form, satisfying the applicable requirements of the DGCL, the Certificate of Incorporation, Bylaws and the applicable rules of the American Stock Exchange.

(vii)  The execution, delivery and performance of the Warrants and the Private Placement Warrants have been duly authorized by all necessary corporate action on the part of the Company.

(viii)  Each of this Agreement, the Warrant Agreement, the Warrants, the Private Placement Warrants, the Registration Rights Agreement, the Warrant Purchase Agreement, the Subscription Agreements, the Stock Escrow Agreement, the Warrant Escrow Agreement and the Trust Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms subject to customary exceptions. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights to subscribe for the Securities.

(ix)  No consent, approval, authorization or order of, or filing with, any governmental agency, public body or any court of the State of New York, the State of Delaware or of the United States of America is required under New York Law, the DGCL or Federal Law for the execution, delivery or performance of this Agreement, the Warrant Agreement, the Warrants, the Private Placement Warrants, the Registration Rights Agreement, the Warrant Purchase Agreement, the Subscription Agreements, the Stock Escrow Agreement, the Warrant Escrow Agreement and the Trust Agreement by the Company, except (A) such as may be required under state securities laws or (B) for the filing of the Registration Statement with the Commission and the receipt of the order of the Commission declaring such Registration Statement effective (as noted in paragraph (xv) below, such counsel has been informed orally by the Commission that it has declared the Registration Statement effective).

(x)  To such counsel’s knowledge, without any independent investigation or database or third party search, there is no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Registration Statement or the Prospectus that is not disclosed in the Registration Statement or the Prospectus as required by the Act and the rules thereunder. To such counsel’s knowledge, there is no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

(xi)  The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Warrants, the Private Placement Warrants, the Registration Rights Agreement, the Warrant Purchase Agreement, the Subscription Agreements, the Stock Escrow Agreement, the Warrant Escrow Agreement or the Trust Agreement and compliance by the Company with the provisions thereof and the issuance and sale of the Securities pursuant to and in accordance with the provisions of this Agreement, the Warrants and the Private Placement Warrants will not (i) result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement to which the Company is a party or may be bound, and (ii) will not result in a breach or violation of any of the provisions of the Certificate of Incorporation or Bylaws, the DGCL or any federal Law or New York Law, or, to such counsel’s knowledge, any judgment, order, writ, injunction or decree of any court or other tribunal of which such counsel is aware and that is applicable to the Company.

(xii)  The Registration Statement, as of its effective date, the Prospectus, as of its date, and the Statutory Prospectus (other than the financial statements, the notes thereto and the related schedules and other financial and statistical information included therein or omitted therefrom, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

(xiii)  The Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement and in the Prospectus. The descriptions in the Registration Statement and in the Prospectus, insofar as such statements constitute a summary of statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described in the Registration Statement or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xiv)  Such counsel has been informed by the Commission that the Registration Statement was declared effective under the Securities Act as of [____] p.m. EST on [___________], 2007 (the “Time of Sale”). The Prospectus was filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act, on [______], 2007. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or threatened by the Commission.

(xv)  The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

In rendering such opinion Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. may rely as to matters governed by the laws of states other than New York or federal laws on local counsel in such jurisdictions, provided that in each case Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A and 430C under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (except that such counsel need express no view as to financial statements and schedules and other financial data derived therefrom).

(c)  The Representative shall have received from Bingham McCutchen LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus and the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)  The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of GGK confirming that it is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that, in their opinion, the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(e)  The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chairman and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A or 430C under the Act have been made as and when required by such rules;

(iv)  He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the Effective Date, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)  Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(f)  The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g)  The Firm Units and Option Units, if any, have been duly listed, subject to notice of issuance, on the American Stock Exchange.

(h)  On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Warrant Purchase Agreement, the Services Agreement and each of the Insider Letters.

(i)  The entire $1,525,000 of proceeds from the sale of the Private Placement Warrants shall have been deposited in the Trust Account in accordance with the terms of the Warrant Purchase Agreement.

(j)  The FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Bingham McCutchen LLP, counsel for the Representative.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing, by telephone or facsimile at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.  Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.  Indemnification.

(a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein; it being understood and agreed that the only such information so furnished consists of the information described as such in Section 12 herein. This indemnity agreement is in addition to any liability which the Company may otherwise have.

(b)  Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs or has signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity; it being understood and agreed that the only such information so furnished consists of the information described as such in Section 12 herein. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any of the indemnified parties is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.  Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to SunTrust Robinson Humphrey, Inc., 303 Peachtree Road, Suite 3600, M/C 662, Atlanta, GA 30308; Attention: William J. R. Mayfield, Senior Vice President and Deputy General Counsel, with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110, Attention: Glen R. Openshaw, Esq.; if to the Company, to Secure America Acquisition Corporation, 4100 North Fairfax Drive, Suite 1150, Arlington, VA 22203-1664, with a copy to Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, Attention: Jeffrey P. Schultz, Esq.

10.  Termination.

This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in the Representative’s judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (iii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in the Representative’s judgment, make it impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (iv) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (vi) the declaration of a banking moratorium by United States, New York State or Georgia State authorities, (vii) the suspension of trading of the Company’s Securities by the American Stock Exchange, the Commission, or any other governmental authority or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative’s reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 or Section 13 of this Agreement.

11.  Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign merely because of such purchase.

12.  Information Provided by Underwriter.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the information set forth in the fourth paragraph under the caption “Underwriting” in the Prospectus.

13.  Default By Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 13, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14.  Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Securities under this Agreement.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SECURE AMERICA ACQUISITION CORPORATION

By:
Name: Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

SUNTRUST ROBINSON HUMPHREY, INC.,
As Representative of the Several
       Underwriters listed on Schedule II

By	Authorized Officer

By	Authorized Officer

SCHEDULE I

SunTrust Robinson Humphrey, Inc.
Morgan Joseph & Co., Inc.

Total:      10,000,000

SCHEDULE II

PRICE AND OTHER TERMS OF THE OFFERING CONVEYED ORALLY

Exhibit A

FORM OF WAIVER LETTER
[Letterhead of prospective vendor or target business.]

Secure America Acquisition Corporation
1005 Glebe Road, Suite 550
Arlington, VA 22201

[DATE]

Ladies and Gentlemen:

We understand that Secure America Acquisition Corporation (the “Company”) is a recently organized blank check company formed for the purpose of acquiring (an “Initial Business Combination”) one or more businesses or assets. We further understand that the Company’s sole assets consist of the cash proceeds of the recent initial public offering (the “IPO”) and private placement of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of the Company, its public stockholders (as defined in the agreement governing the Trust Account) and the underwriters of its IPO. The monies in the Trust Account may be disbursed only (1) to the Company in limited amounts from time to time (and in no event more than $1,400,000 in total) in order to permit the Company to pay its operating expenses; (2) if the Company completes an initial business combination, to certain dissenting public stockholders, to the underwriters in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to the Company; and (3) if the Company fails to complete an initial business combination within the allotted time period and liquidates subject to the terms of the agreement governing the Trust Account, to the Company in limited amounts to permit the Company to pay the costs and expenses of its liquidation and dissolution and then to the Company’s public stockholders.

For and in consideration of the Company’s agreement to [engage our services][evaluate us for purposes of consummating its Initial Business Combination], we hereby agree to waive any right, title, interest or claim of any kind (any “Claim”) we have or may have in the future in or to any monies in the Trust Account and not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to the Company as described in clause (1) of the preceding paragraph) as a result of, or arising out of, any Claims against the Company in connection with contracts or agreements with the Company or in connection with services performed for or products provided to the Company.

This letter shall be governed by and construed and enforced in accordance with the laws of the State of New York. We hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this letter agreement or any Claim subject hereto.

Very truly yours,

[NAME OF VENDOR/TARGET]

By:
Name: Title: